Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS STRONG 2018 FULL-YEAR RESULTS

REPORTS 5% SALES GROWTH AND CONTINUED MARGIN IMPROVEMENT IN 2018

2018 Results

•	Full-year 2018 earnings per diluted share attributable to Stoneridge, Inc. (“EPS”) of $1.85
•	Full-year adjusted EPS of $1.99, an increase of 26.6% over 2017
•	Full-year sales of $866.2 million, an increase of 5.1% over 2017
•	Gross profit of $256.6 million (29.6% of sales)
•	Adjusted gross profit of $257.5 million (29.7% of sales), an increase of 3.1% over 2017 adjusted gross profit
•	Operating income of $67.0 million (7.7% of sales)
•	Adjusted operating income of $71.2 million (8.2% of sales), an increase of 6.4% over 2017
•	Adjusted EBITDA of $103.3 million (11.9% of sales), an increase of 7.8% over 2017
•	Effective tax rate of 17.2%
•	Adjusted effective tax rate of 16.5%

2019 Guidance

•	Sales of $855 - $875 million compared with 2018 sales of $866.2 million
•	Adjusted gross margin of 29.5% - 31.0% (midpoint improvement of 55 basis points)
•	Adjusted operating margin of 7.75% - 8.75%
•	Adjusted EBITDA margin of 11.75% - 12.75% (midpoint improvement of 35 basis points)
•	Effective tax rate of 20.0% - 25.0% (increased tax rate in 2019 expected to be primary driver of adjusted EPS reduction of approximately $0.15 to $0.20)
•	Adjusted EPS of $1.70 - $1.90

NOVI, Michigan – February 27, 2019 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the fourth quarter and full-year ended December 31, 2018, with full-year sales of $866.2 million and earnings per diluted share of $1.85. Adjusted EPS was $1.99 for 2018, considering adjustments related to changes in the fair value of the earn-outs related to the PST and Orlaco transactions, certain business realignment costs and adjustments related to the impact of US tax reform.

Jon DeGaynor, President and Chief Executive Officer, commented, “In 2018 we continued our transformation of the Company while delivering consistent financial performance throughout the year. We outpaced our underlying markets growing revenue by 5% despite macroeconomic challenges in Brazil and China as well as the continued and anticipated ramp-down of our legacy shift-by-wire programs. We expanded our EBITDA margin which drove EBITDA improvement of 8% year-over-year translating to adjusted earnings per share growth of 27% compare with 2017. We have positioned Stoneridge to continue to deliver sustainable, profitable growth and we reiterate our expectations to eclipse both $1 billion in revenue and a 15.5% EBITDA margin in 2021.”

For the full-year 2018, Stoneridge reported gross profit of $256.6 million (29.6% of sales) and adjusted gross profit of $257.5 million (29.7% of sales). Operating income was $67.0 million (7.7% of sales) and adjusted operating income was $71.2 million (8.2% of sales). Adjusted EBITDA was $103.3 million (11.9% of sales).

Full Year in Review

Control Devices segment sales decreased by 0.6% primarily as a result of decreased sales volume in the North American automotive market as a result of certain program volume reductions partially offset by increased sales volume in China and our commercial vehicle markets. Control Devices gross margin decreased slightly due to lower sales and higher direct material costs as a percentage of sales and the adverse impact of additional tariffs of approximately $2.4 million, which were partially offset by lower overhead costs from a reduction in warranty costs. The segment’s adjusted operating income decreased by 8.6%.

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Electronics segment sales increased by 18.6% primarily due to an increase in European and North American commercial vehicle and off-highway product sales. Electronics gross margin increased due to higher sales and favorable product mix partially offset by the adverse effect of U.S denominated material purchases at non-U.S. based operations. The segment’s adjusted operating income increased primarily due to the higher sales and lower SG&A expenses resulting in adjusted operating margin for the segment of 9.0% compared with 7.4% in 2017.

PST segment sales decreased by 15.7% primarily due to unfavorable foreign currency translation of $11.9 million, or 12.6%, as well as lower volumes for audio products and the Argentina aftermarket channel. PST gross margin improved slightly due to a favorable sales mix related to the lower volume of audio products that resulted in lower direct material costs as a percentage of sales. PST adjusted operating margin increased from 5.5% in 2017 to 6.7% in 2018 primarily due to lower SG&A costs as a percentage of sales.

DeGaynor added, “Each of our segments contributed to our overall success in 2018 driving sales growth and margin expansion. Control Devices continued to deliver growth throughout our product portfolio, excluding the continued ramp-down of our legacy Shift-by-Wire products. Electronics increased revenue by 18.6% with adjusted operating margin expansion of 160 basis points. Finally, despite challenging macroeconomic conditions, PST ended the year with a 120 basis point improvement in adjusted operating margin.”

Cash and Debt Balances

As of December 31, 2018, Stoneridge had cash and cash equivalent balances totaling $81.1 million. Total debt as of December 31, 2018, was $98.5 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 0.2x.

2019 Outlook

The Company announced 2019 sales guidance of $855 - $875 million compared with 2018 sales of $866.2 million.

Bob Krakowiak, Chief Financial Officer, commented, “We expect revenue to remain relatively flat as compared to 2018 with midpoint revenue guidance of $865 million. As we have discussed previously, 2019 will materially conclude the ramp-down of our legacy shift-by-wire programs creating a revenue headwind of approximately $35 million relative to last year. The ramp-down of shift-by-wire in the second half of the year should be offset by new product launches, including the rollout of our MirrorEye retrofit program. With respect to adjusted earnings per share, we expect incremental net tariff expenses of $1 - $2 million in the first half of the year and incremental design and development investment of approximately $5 million in 2019. We expect that favorable product mix, structural cost initiatives and operational improvements will approximately offset these additional costs in 2019 leading to flat operating income.”

Further, the Company announced guidance for 2019 adjusted gross margin of 29.5% - 31.0% (midpoint improvement of 55 basis points), adjusted operating margin of 7.75% - 8.75% and adjusted EBITDA margin of 11.75% - 12.75% (midpoint improvement of 35 basis points).

The Company announced adjusted earnings per share guidance of $1.70 - $1.90 and an effective tax rate of 20.0% - 25.0%.

Krakowiak continued, “We expect an increased tax rate relative to 2018. We anticipate our effective tax rate in 2019 to be in line with our previously provided guidance of 20% to 25%. We expect a $0.15 to $0.20 reduction to adjusted EPS relative to 2018, primarily driven by the increased tax rate expected in 2019, resulting in midpoint adjusted EPS guidance of $1.80.”

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2018 fourth-quarter and full year results can be accessed at 9:00 a.m. Eastern Time on Thursday, February 28, 2019, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, off-highway and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

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The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2018 and 2017 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA should not be considered in isolation or as a substitute for gross profit, operating income, net income, earnings per share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31 (in thousands, except per share data)	2018	2017	2016

Net sales	$866,199	$824,444	$695,977
Costs and expenses:
Cost of goods sold	609,568	576,304	500,538
Selling, general and administrative	138,553	141,893	111,145
Design and development	51,074	48,877	40,212
Operating income	67,004	57,370	44,082
Interest expense, net	4,720	5,783	6,277
Equity in earnings of investee	(2,038)	(1,636)	(1,233)
Other (income) expense, net	(736)	641	(147)
Income before income taxes	65,058	52,582	39,185
Provision (benefit) for income taxes	11,210	7,533	(36,389)
Net Income	53,848	45,049	75,574
Net loss attributable to noncontrolling interest	-	(130)	(1,887)
Net income attributable to Stoneridge, Inc.	$53,848	$45,179	$77,461
Earnings per share attributable to Stoneridge, Inc.:
Basic	$1.90	$1.61	$2.79
Diluted	$1.85	$1.57	$2.74
Weighted-average shares outstanding:
Basic	28,402	28,082	27,764
Diluted	29,080	28,772	28,309

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CONSOLIDATED BALANCE SHEETS

December 31, (in thousands)	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$81,092	$66,003
Accounts receivable, less reserves of $1,243 and $1,109, respectively	139,076	142,438
Inventories, net	79,278	73,471
Prepaid expenses and other current assets	20,731	21,457
Total current assets	320,177	303,369
Long-term assets:
Property, plant and equipment, net	112,213	110,402
Intangible assets, net	62,032	75,243
Goodwill	36,717	38,419
Investments and other long-term assets, net	28,380	31,604
Total long-term assets	239,342	255,668
Total assets	$559,519	$559,037

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$1,533	$4,192
Accounts payable	87,894	79,386
Accrued expenses and other current liabilities	57,880	52,546
Total current liabilities	147,307	136,124
Long-term liabilities:
Revolving credit facility	96,000	121,000
Long-term debt, net	983	3,852
Deferred income taxes	14,895	18,874
Other long-term liabilities	17,068	35,115
Total long-term liabilities	128,946	178,841
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 28,488 and 28,180 shares outstanding at December 31, 2018 and 2017, respectively, with no stated value	-	-
Additional paid-in capital	231,647	228,486
Common Shares held in treasury, 478 and 786 shares at December 31, 2018 and 2017, respectively, at cost	(8,880)	(7,118)
Retained earnings	146,251	92,264
Accumulated other comprehensive loss	(85,752)	(69,560)
Total shareholders' equity	283,266	244,072
Total liabilities and shareholders' equity	$559,519	$559,037

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CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31, (in thousands)	2018	2017	2016

OPERATING ACTIVITIES:
Net income	$53,848	$45,049	$75,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,786	21,490	19,998
Amortization, including accretion of deferred financing costs	6,731	6,764	3,615
Deferred income taxes	2,552	(5,959)	(38,747)
Earnings of equity method investee	(2,038)	(1,636)	(1,233)
Loss (gain) on fixed assets	333	(1,796)	48
Share-based compensation expense	5,632	7,265	6,134
Tax benefit related to share-based compensation expense	(1,584)	(858)	(977)
Change in fair value of earn-out contingent consideration	213	7,485	-
Intangible impairment charge	202	-	-
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(3,575)	(15,156)	(18,694)
Inventories, net	(10,002)	(2,132)	4,519
Prepaid expenses and other assets	2,291	(10,177)	2,652
Accounts payable	11,054	10,492	10,980
Accrued expenses and other liabilities	(7,671)	18,077	1,408
Net cash provided by operating activities	80,772	78,908	65,277

INVESTING ACTIVITIES:
Capital expenditures	(29,027)	(32,170)	(24,476)
Proceeds from sale of fixed assets	111	77	652
Insurance proceeds for fixed assets	1,403	711	-
Business acquisition, net of cash acquired	-	(77,258)	-
Investment in venture capital fund	(437)	-	-
Net cash used for investing activities	(27,950)	(108,640)	(23,824)

FINANCING ACTIVITIES:
Acquisition of noncontrolling interest, including transaction costs	-	(1,848)	-
Revolving credit facility borrowings	27,500	95,000	-
Revolving credit facility payments	(52,500)	(41,000)	(33,000)
Proceeds from issuance of debt	415	2,748	16,223
Repayments of debt	(5,071)	(11,573)	(25,748)
Other financing costs	-	(61)	(399)
Repurchase of Common Shares to satisfy employee tax withholding	(4,214)	(2,481)	(1,424)
Tax benefits related to share-based compensation expense	-	-	977

Net cash (used for) provided by financing activities	(33,870)	40,785	(43,371)

Effect of exchange rate changes on cash and cash equivalents	(3,863)	4,561	(2,054)
Net change in cash and cash equivalents	15,089	15,614	(3,972)
Cash and cash equivalents at beginning of period	66,003	50,389	54,361

Cash and cash equivalents at end of period	$81,092	$66,003	$50,389

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,997	$5,746	$5,786
Cash paid for income taxes, net	$13,213	$7,093	$3,386

Supplemental disclosure of non-cash operating and financing activities:
Bank payment of vendor payables under short-term debt obligations	$-	$-	$3,764

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of 2018 Adjusted EPS

(USD in millions)	2018	2018 EPS
Net Income Attributable to Stoneridge	$53.8	$1.85

Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	(0.2)	($0.00)
Add: After-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	0.4	$0.01
Less: After-Tax Impact of US Tax Cut and Jobs Act	0.6	$0.02
Add: After-Tax Business Realignment Costs	3.1	$0.11
Adjusted Net Income	$57.8	$1.99

Exhibit 2 – Adjusted Operating Income by Segment

Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018
Control Devices Operating Income	$19.1	$19.9	$16.2	$17.3	$72.6	$17.9	$17.2	$16.3	$12.9	$64.2

Add: Pre-Tax Allocation of Centralized Procurement and Operations Functions						0.5	0.4	0.4	0.6	2.0
Add: Pre-Tax Business Realignment Costs							0.1			0.1
Control Devices Adjusted Operating Income	$19.1	$19.9	$16.2	$17.3	$72.6	$18.4	$17.7	$16.7	$13.5	$66.3

Reconciliation of Electronics Adjusted Operating Income

(USD in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018
Electronics Operating Income	$5.6	$2.8	$4.9	$4.9	$18.1	$7.9	$8.3	$9.0	$3.1	$28.2

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	1.0	0.7			1.6
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)		2.1	1.8	0.9	4.9	0.4				0.4
Add: Pre-Tax Allocation of Centralized Procurement and Operations Functions						0.5	0.4	0.4	0.7	2.0
Add: Pre-Tax Business Realignment Costs				1.2	1.2		0.3	(0.1)	3.4	3.6
Less: Pre-Tax PP&E Gain on Insurance Proceeds				(1.9)	(1.9)
Electronics Adjusted Operating Income	$6.5	$5.6	$6.7	$5.0	$23.8	$8.8	$9.0	$9.3	$7.2	$34.2

Reconciliation of PST Adjusted Operating Income

(USD in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018
PST Operating Income	$0.6	$1.1	$1.0	$(0.1)	$2.7	$0.2	$0.7	$0.7	$3.4	$5.0

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)		0.2	0.5	1.9	2.6	0.5	0.5	0.5	(1.7)	(0.2)
Add: Pre-Tax Business Realignment Costs						0.2				0.2
Add: Pre-Tax Allocation of Centralized Procurement and Operations Functions						0.1	0.1	0.1	0.1	0.3
PST Adjusted Operating Income	$0.6	$1.3	$1.5	$1.9	$5.3	$1.0	$1.3	$1.2	$1.8	$5.3

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Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018
Operating Income	$15.2	$15.7	$13.3	$13.2	$57.4	$16.8	$19.2	$18.3	$12.7	$67.0

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	1.0	0.7			1.6
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)	1.2				1.2
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)		2.1	1.8	0.9	4.9	0.4				0.4
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)		0.2	0.5	1.9	2.6	0.5	0.5	0.5	(1.7)	(0.2)
Add: Pre-Tax Business Realignment Costs				1.2	1.2	0.2	0.4	(0.1)	3.4	4.0
Less: Pre-Tax PP&E Gain on Insurance Proceeds				(1.9)	(1.9)
Adjusted Operating Income	$17.4	$18.7	$15.6	$15.3	$66.9	$18.0	$20.1	$18.7	$14.3	$71.2

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018
Income Before Tax	$13.7	$14.1	$11.9	$12.9	$52.6	$16.6	$18.9	$16.8	$12.7	$65.1
Interest expense, net	1.4	1.5	1.5	1.3	5.8	1.4	1.2	1.2	1.0	4.7
Depreciation and amortization	6.5	7.1	7.1	7.3	27.9	7.8	7.1	7.1	7.4	29.4
EBITDA	$21.6	$22.7	$20.5	$21.5	$86.3	$25.8	$27.2	$25.0	$21.2	$99.2
Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	1.0	0.7			1.6
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)	1.2				1.2
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)		2.1	1.8	0.9	4.9	0.4				0.4
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)		0.2	0.5	1.9	2.6	0.5	0.5	0.5	(1.7)	(0.2)
Add: Pre-Tax Business Realignment Costs				1.2	1.2	0.2	0.4	(0.1)	3.4	4.0
Less: Pre-Tax PP&E Gain on Insurance Proceeds				(1.9)	(1.9)
Adjusted EBITDA	$23.8	$25.7	$22.8	$23.5	$95.8	$26.9	$28.1	$25.4	$22.9	$103.3

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018
Gross Profit	$61.2	$63.4	$62.6	$61.0	$248.1	$68.0	$67.4	$63.3	$58.0	$256.6

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	1.0	0.7			1.6
Add: Pre-Tax Business Realignment Costs									0.8	0.8
Adjusted Gross Profit	$62.1	$64.1	$62.6	$61.0	$249.8	$68.0	$67.4	$63.3	$58.8	$257.5

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